CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 25, 2022, with respect to the financial statements of Allspring VT Discovery Fund (formerly, Wells Fargo VT Discovery Fund), Allspring VT Index Asset Allocation Fund (formerly, Wells Fargo VT Index Asset Allocation Fund), Allspring VT International Equity Fund (formerly, Wells Fargo VT International Equity Fund), Allspring VT Omega Growth Fund (formerly, Wells Fargo VT Omega Growth Fund), Allspring VT Opportunity Fund (formerly, Allspring VT Opportunity Fund), and Allspring VT Small Cap Growth Fund (formerly, Wells Fargo VT Small Cap Growth Fund), six of the funds comprising Allspring Variable Trust (formerly, Wells Fargo Variable Trust), as of December 31, 2021, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 25, 2022